___________________________________________________________





                  ASSET PURCHASE AGREEMENT


                dated as of December 31, 1995


                       by and between


                   EBE BROADCASTING, L.P.
                          (Seller)


                             and


            BREADBASKET BROADCASTING CORPORATION
                           (Buyer)




___________________________________________________________




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                      TABLE OF CONTENTS


                                                        PAGE

ARTICLE I   PURCHASE AND SALE OF ASSETS
     1.1    Transfer of Assets.............................1
     1.2    Excluded Assets................................4
     1.3    Liabilities to be Assumed......................4
     1.4    Consideration..................................5
     1.5    Proration of Income and Expenses...............5
     1.6    Allocation of Purchase Price...................6
     1.7    Guaranty.......................................6

ARTICLE II  CLOSING, TERMINATION, RISK OF LOSS AND LMA OPERATION
     2.1    Closing........................................6
     2.2    Transactions at the Closing....................7
     2.3    Termination....................................9
     2.4    Operation of Station pursuant to the LMA......11
     2.5    Risk of Loss..................................11
     2.6    Interruption of Broadcast Transmissions.......12

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER
     3.1    Due Organization..............................12
     3.2    Authority; No Conflict........................12
     3.3    Government Authorizations.....................13
     3.4    Compliance with Regulations...................14
     3.5    Taxes.........................................14
     3.6    Personal Property.............................14
     3.7    Real Property.................................15
     3.8    Consents......................................17
     3.9    Contracts.....................................17
     3.10   Environmental.................................17
     3.11   Intellectual Property.........................18
     3.12   Financial Statements..........................18
     3.13   Personnel Information; Labor Contracts........19
     3.14   Employee Benefit Plans........................19
     3.15   Litigation....................................19
     3.16   Compliance with Laws..........................20
     3.17   Insurance.....................................20
     3.18   Undisclosed Liabilities.......................20
     3.19   Instruments of Conveyance; Good Title.........21
     3.20   Absence of Certain Changes....................21
     3.21   Insolvency Proceedings........................22
     3.22   Material Adverse Change.......................22

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BUYER
     4.1    Due Incorporation.............................23
     4.2    Authority; No Conflict........................23
     4.3    Consents......................................23
     4.4    Litigation....................................24
     4.5    Compliance with Laws..........................24
     4.6    Qualification.................................24

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ARTICLE V   COVENANTS OF SELLER
     5.1    Continued Operation of Station................24
     5.2    Financial Obligations.........................25
     5.3    Reasonable Access.............................25
     5.4    Maintenance of Assets.........................25
     5.5    Notification of Developments..................25
     5.6    Payment of Taxes..............................25
     5.7    Third Party Consents..........................25
     5.8    Encumbrances..................................26
     5.9    Assignment of Assets..........................26
     5.10   Commission Licenses and Authorizations........26
     5.11   Technical Equipment...........................26
     5.12   Compensation Increases........................26
     5.13   Sale of Broadcast Time........................26
     5.14   Insurance.....................................26
     5.15   Negotiations with Third Parties...............27

ARTICLE VI  JOINT COVENANTS OF BUYER AND SELLER
     6.1    Assignment Application........................27
     6.2    Performance...................................27
     6.3    Conditions....................................27
     6.4    Confidentiality...............................27
     6.5    Cooperation...................................28
     6.6    Environmental Reports.........................28
     6.7    Consents to Assignment........................28
     6.8    Bulk Sales Laws...............................29
     6.9    Employee Matters..............................29

ARTICLE VII CONDITIONS TO OBLIGATIONS OF BUYER
     7.1    Commission Approvals..........................30
     7.2    Performance...................................31
     7.3    Failure of Transfer...........................31
     7.4    Representations and Warranties................31
     7.5    Consents......................................31
     7.6    No Litigation.................................32
     7.7    Documents.....................................32
     7.8    Opinions of Counsel...........................32
     7.9    Disclosure Schedule...........................32
     7.10   Ancillary Agreements..........................32
     7.11   Simultaneous Closing..........................32

ARTICLE VIII CONDITIONS TO OBLIGATIONS OF SELLER
     8.1    Performance...................................33
     8.2    Representations and Warranties................33
     8.3    Government Approvals..........................33
     8.4    Documents.....................................33
     8.5    Opinion of Counsel............................33

ARTICLE IX  INDEMNIFICATION
     9.1    Indemnification by Seller.....................33
     9.2    Indemnification by Buyer......................34
     9.3    Notification of Claims........................35

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ARTICLE X   MISCELLANEOUS
     10.1   Assignment....................................36
     10.2   Survival of Indemnification...................37
     10.3   No Right of Reversion.........................37
     10.4   Brokerage.....................................37
     10.5   Expenses of the Parties.......................37
     10.6   Entire Agreement..............................37
     10.7   Headings......................................38
     10.8   Governing Law.................................38
     10.9   Counterparts..................................38
     10.10  Notices.......................................38
     10.11  Specific Performance..........................39
     10.12  Consent to Jurisdiction.......................39
     10.13  Further Assurances............................39
     10.14  Public Announcements..........................40




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                  ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT is entered into as of this 31st day of December, 1995 by and between EBE BROADCASTING L.P., a Delaware limited partnership ("Seller"), and BREADBASKET BROADCASTING CORPORATION, a corporation formed under the laws of the State of Delaware ("Buyer").

                       R E C I T A L S

          WHEREAS, Seller owns and operates and has been duly licensed by the Federal Communications Commission (the "FCC" or the "Commission") to operate radio station KRBT(FM), Fresno, California (the "Station");

          WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase, the assets utilized in connection with the operation of the Station, and Seller and Buyer further desire that Seller assign to Buyer the licenses and other authorizations issued to Seller by the Commission for the purpose of operating the Station; and

          WHEREAS, simultaneously with the execution of this Agreement, Seller and Buyer have entered into a Local Marketing Agreement ("LMA") effective as of the 1st day of January 1996;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



                          ARTICLE I

                 PURCHASE AND SALE OF ASSETS

          1.1 TRANSFER OF ASSETS. Seller agrees to assign, transfer, convey and deliver to Buyer and Buyer agrees to acquire, accept and receive from Seller, on the Closing Date (as defined herein), all of Seller's right, title and interest in and to the following assets relating to the Station (the "Station Assets") free and clear of all liens and encumbrances.

               (a) LICENSES AND AUTHORIZATIONS. All licenses, permits and other authorizations issued by the FCC or any other state or federal regulatory agency pertaining to the Station, including, without limitation, those licenses, permits or authorizations listed in Section
1.1(a) of the disclosure schedule delivered by Seller to Buyer and dated of even date herewith (the "Disclosure Schedule"), together with any renewals, extensions or modifications thereof and additions thereto made between the date of this Agreement and the Closing Date (the "Licenses"). The

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                             Page 2

Licenses include the right to use the call letters of the Station, including but not limited to the call letters KRBT(FM).

               (b) TANGIBLE PERSONAL PROPERTY. All of the tangible personal property owned by Seller and used or useable in the operation of the Station, including but not limited to the items of personal property listed in Section 1.1(b) of the Disclosure Schedule, together with all additions, modifications or replacements thereto made in the ordinary course of business between the date of this Agreement and the Closing Date, as hereafter defined (the "Personal Property").

               (c) REAL ESTATE CONTRACTS. All of the leasehold interests and easement interests in real property leased by Seller and used by the Station, including all agreements, leases, grants of easements and contracts of Seller relating to the tower, transmitter, studio site, and offices of the Station (the "Real Estate Contracts"), including all security or other deposits made with respect to such Real Estate Contracts, all as described in Section 1.1(d) of the Disclosure Schedule (the land, buildings and other improvements covered by the Real Property Contracts being herein called the "Leased Real Property." The Buyer shall assume, pay and perform all obligations under such Real Estate Contracts accruing after the Closing Date to the extent such obligations relate to the period after the Closing Date.

               (d) REAL ESTATE ASSETS. All of Seller's interest in the real property owned by Seller and listed in Section 1.1(d) of the Disclosure Schedule and all of the buildings, structures and other improvements located thereon (collectively, the "Owned Real Property"). The Owned Real Property and the Leased Real Property are collectively referred to herein as the Real Property.

               (e) INTELLECTUAL PROPERTY. All of Seller's trade names, copyrights, trademarks, service marks, patents, patent applications or other similar rights relating to the operation of the Station including, but not limited to, those listed in Section 1.1(e) of the Disclosure Schedule, together with any necessary additions or modifications thereto between the date hereof and the Closing Date (the "Intellectual Property").

               (f) LEASES AND CONTRACTS. All leases, contracts, agreements and franchises relating to the operation of the Station (other than contracts for the sale of broadcast time and leases for real property) listed and identified in Section 1.1(f) of the Disclosure Schedule and those leases, contracts, agreements and franchises described in Section 1.1(i) of this Agreement (the "Contracts"). Buyer

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                             Page 3

shall assume, pay and perform all obligations under such Contracts accruing after the Closing Date.

               (g) CONTRACTS FOR SALE OF BROADCAST TIME. All contracts for sale of broadcast time on the Station that provide for payment by the customer solely on a cash basis and that are to be in effect on the Closing Date listed and identified in Section 1.1(g) of the Disclosure Schedule (the "Broadcast Agreements"). Buyer shall assume, pay and perform all obligations under the Broadcast Agreements arising after the Closing Date, PROVIDED, HOWEVER, Buyer will not assume any contract for the sale of time entered into prior to the date of this Agreement pursuant to which payment is to be received in whole or in part in services, merchandise or other non-cash considerations ("Trade Agreements"), except as agreed to by Buyer and set forth in Section 1.1(g) of the Disclosure Schedule.

               (h) OPERATING AND BUSINESS RECORDS. All files, records, logs and program materials pertaining to the operation of the Station required to be maintained and kept under the rules of the Commission and such other files and records as Buyer shall reasonably require for the continuing business and operation of the Station. Seller shall have the right to reasonable access to such business records that Seller delivers to Buyer under this Section 1.1(h) upon Seller's request for five years after the Closing Date.

               (i) FUTURE CONTRACTS. All leases, contracts, agreements and franchises entered into between the date hereof and the Closing Date in the usual and ordinary course of business, except that those exceeding two months in duration or $5,000.00 in amount will not be assumed by Buyer unless consented to by Buyer in advance in writing and set forth in
Section 1.1(i) of the Disclosure Schedule.

               (j) INVENTORY AND COMPUTER SOFTWARE. All of Seller's items of inventory related to the business of the Station, including, without limitation, broadcast programs, as well as all computer software used or useable by the Station.

               (k) ACCOUNTS RECEIVABLE. All accounts receivable of the Seller through the date hereof with regard to the operation of the Station prior to the Commencement Date of the LMA (as that term is defined herein). Seller shall list its accounts receivable as of November 30, 1995 in Section 1.1(k) of the Disclosure Schedule.

          Buyer agrees to use commercially reasonable efforts to collect Seller's accounts receivable with respect to radio station KFRE(AM) in the ordinary and normal course of business for a period of one hundred twenty (120) days after the date hereof (the "Collection Period"), but shall

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not be required to employ counsel or any collection agency or to initiate any litigation or use any extraordinary means of collection. During the Collection Period, amounts collected by Buyer for the account of Seller shall be remitted to Seller within fifteen (15) days following the end of each calendar month.

               (l) OTHER RIGHTS AND PRIVILEGES. Any and all other franchises, materials, supplies, easements, rights-of-way, licenses, and other rights and privileges of Seller relating to and used, useable or necessary in the operation of the Station.

          1.2 EXCLUDED ASSETS. There shall be excluded from the sale transaction described herein the following assets relating to the
Station:

               (a) CASH AND DEPOSITS. Cash-on-hand or in banks (or their equivalents) and other investments belonging to Seller and relating to the operation of the Station as of the Closing Date.

               (b) PROPERTY CONSUMED. All property of the Station disposed of or consumed (including ordinary wear and tear) in the ordinary course of business between the date hereof and the Closing Date.

               (c) EXPIRED LEASES, CONTRACTS AND AGREEMENTS. All contracts described in Sections 1.1(f), (g) and (i) of the Disclosure Schedule that are terminated or will have expired prior to the Closing Date in the ordinary course of business.

               (d) PENSION AND PROFIT-SHARING PLANS. All pension and profit-sharing plans, trusts established thereunder and assets thereof, if any, of Seller.

               (e) OTHER EMPLOYEE BENEFIT PLANS. All other employee benefit plans (including health insurance) of Seller and the assets thereof.

               (f) EMPLOYMENT AND COLLECTIVE BARGAINING AGREEMENTS. All employment agreements and collective bargaining agreements of Seller.

               (g)  OTHER ASSETS.  Those assets, if any, listed in
Section 1.2(g) of the Disclosure Schedule.

          1.3 LIABILITIES TO BE ASSUMED. Except as otherwise provided in this Section 1.3, Buyer assumes no liabilities or obligations of Seller of any nature whatsoever, contingent or otherwise, except for (i) amounts in respect of Seller's accounts payable with regard to the Station as of the date hereof,(ii) Seller's trade

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liabilities as of the date hereof, (iii) Seller's negative trade commitments as of the date hereof and (iv) post-closing obligations related to Real Estate Contracts, Contracts, Broadcasting Agreements and Trade Agreements (the "Assumed Contracts") assigned to and specifically assumed by Buyer.
Seller shall provide (w) a calculation of the amount of its working capital on Section 1.3 of the Disclosure Schedule, (x) a list of its accounts payable through December 22, 1995 in Section 1.3(a) of the Disclosure Schedule, (y) a list of its trade liabilities through December
22, 1995 in Section 1.3(b) of the Disclosure Schedule and (z) a list of its negative trade commitments through December 22, 1995 in Section
1.3(c) of the Disclosure Schedule.  On or prior to the Closing Date
Seller shall pay or else retain all debts, liabilities and other obligations of Seller arising prior to the Closing Date and not assigned to and specifically assumed by Buyer.

          1.4 CONSIDERATION. In consideration of Seller's performance of this Agreement and the sale, assignment, transfer, conveyance and delivery of the Station Assets to Buyer free and clear of all liens and encumbrances, Buyer shall pay to Seller on the Closing Date, by wire transfer, the sum of Two Million Dollars ($2,000,000.00) (the "Purchase Price").

          1.5 PRORATION OF INCOME AND EXPENSES. Except as otherwise provided herein or in the LMA, all income and expenses arising from the conduct of the business and operations of the Station shall be prorated between Buyer and Seller in accordance with generally accepted accounting principles as of 11:59 p.m., Eastern time, on the date immediately preceding the Closing Date. Such prorations shall include, without limitation, all AD VALOREM and other property taxes (but excluding taxes arising by reason of the transfer of Station Assets as contemplated hereby, which shall be paid as set forth in Section 10.5 of this Agreement), business and license fees, music and other license fees (including any retroactive adjustments thereof, which retroactive adjustments shall not be subject to the ninety day limitation set forth in Section 1.5(a)), wages and salaries of employees hired by Buyer, including accruals up to the Closing Date for bonuses, commissions, vacation and sick pay, and related payroll taxes, utility expenses, time sales agreements, rents and similar prepaid deferred items attributable to the ownership and operation of the Station.

               (a) TIME FOR PAYMENT. The prorations and adjustments contemplated by this Section 1.5, to the extent practicable, shall be made on the Closing Date. As to those prorations and adjustments not capable of being ascertained on the Closing Date, an adjustment and proration shall be made within 90 days of the Closing Date.

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                             Page 6

               (b) DISPUTE RESOLUTION. In the event of any disputes between the parties as to such adjustments, the amounts not in dispute shall nonetheless be paid at the time provided in Section 1.5(a) and such disputes shall be determined by an independent certified public accountant mutually acceptable to the parties whose determination shall be final, and the fees and expenses of such accountant shall be paid one-half by Seller and one-half by Buyer.

          1.6 ALLOCATION OF PURCHASE PRICE. Buyer and Seller agree that the Purchase Price shall be allocated among the Station Assets in a manner to be determined by an independent appraiser selected by Buyer. Buyer and Seller agree to use such allocation in completing and filing Internal Revenue Service Form 8594 for federal income tax purposes.
Buyer and Seller further agree that they shall not take any position inconsistent with such allocation upon examination of any return, in any refund claim, in any litigation, or otherwise. Buyer and Seller shall agree that the Purchase Price shall not be attributed to the transfer of the Real Estate Contracts.

          1.7 GUARANTY. In order to secure the obligations and agreements of Buyer hereunder, Osborn Communications Corporation ("Osborn"), parent of Buyer, hereby unconditionally, irrevocably and absolutely guarantees to the Seller and its successors and assigns for a period of two (2) years the full and punctual payment when due of all amounts payable to the Seller by the Buyer in connection with the indemnification, the Default Payment (as defined in Section 2.4) and other obligations arising under this Agreement (the "Guaranteed Obligations"), whether by default or otherwise. Upon failure by the Buyer to pay when due any amount of the Guaranteed Obligations in accordance with the terms of this Agreement, Osborn shall pay or cause to be paid, on demand by the Seller, the amount not so paid at the place and in the manner specified in this Agreement. Osborn agrees that this Guaranty is a guaranty of payment and performance, and not of collection only, and that Osborn's obligations under this Guaranty shall be primary, absolute and unconditional.


                         ARTICLE II

    CLOSING, TERMINATION, RISK OF LOSS AND LMA OPERATION

          2.1 CLOSING. The purchase and sale of the Station Assets contemplated by this Agreement (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019 at 10:00 a.m. on a mutually agreed upon day five (5) days after the latter of (a) the Commission's approval of the Assignment Application, as defined in

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                             Page 7

Section 6.1 below, becomes a Final Order, or (b) the grant of Seller's renewal application in respect of the Licenses or such other time and place as shall be mutually agreed upon by the parties (the "Closing Date"). For purposes of this Agreement, a "Final Order" shall mean any action of the Commission which has not been reversed, stayed, enjoined, set aside, annulled or suspended and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal or stay, and the time for filing any such requests and the time for the Commission to set aside the action on its own motion shall have expired. Buyer may, at its sole election, waive the requirement that the Commission's approval of the Assignment Application shall have become a Final Order.

          2.2  TRANSACTIONS AT THE CLOSING.

               (a) At the Closing, Seller shall deliver to Buyer the following:

                   (i) assignments of the Licenses and other pertinent authorizations transferring the same to the Buyer in customary form and substance;

                  (ii) the certificates contemplated by Sections 7.2 and 7.4;

                 (iii) a copy of the resolutions of the board of directors of Seller's General Partner authorizing the execution, delivery and performance of this Agreement and the agreements and documents listed in Section 2.2 of the Disclosure Schedule, if any (the "Ancillary Agreements"), and the consummation of the transactions contemplated hereby and thereby, together with a certificate of the Secretary of Seller's General Partner, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect;

                  (iv) all real property transfer tax returns and other similar filings required by law in connection with the transactions contemplated hereby, all duly executed and acknowledged by Seller. Seller shall also have executed such affidavits in connection with such filings as shall have been required by law or reasonably requested by Buyer.

                   (v) affidavit of an officer of Seller, sworn to under penalty of perjury, setting forth Seller's name, address and Federal tax identification number and stating that Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986 (the "Code"). If, on or before the Closing Date, Buyer shall not have received

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                             Page 8

     such affidavit, Buyer may withhold from the Purchase Price payable at Closing to Seller pursuant hereto such sums as are required to be withheld therefrom under Section 1445 of the Code.

                  (vi) a bill of sale and all other appropriate documents and instruments assigning to Buyer good and marketable title to the Station Assets free and clear of any security interests, mortgages, liens, pledges, attachments, conditional sales contracts, claims, charges or encumbrances of any kind whatsoever;

                 (vii) the Ancillary Agreements, duly executed by Seller as appropriate;

                (viii) the originals of all written consents of the respective lessors, landowners, grantors and any other persons or entities whose consents may be required to permit Buyer to assume the liabilities, contracts, leases, licenses, understandings and agreements constituting the Real Estate Contracts and the Contracts including the following: (i) a grant of easement granting to Buyer all of Seller's rights pursuant to that certain Grant of Easement dated November 7, 1994 between Headliner Broadcasting, Inc., as grantor, and Seller, as grantee (the "HEADLINER EASEMENT"); (ii) a Cancellation of Headliner Easement canceling all of Seller's rights to the Headliner Easement; (iii) prior written consent of the Headliner Easement to Buyer as required pursuant to that certain Easement Agreement entered into as of August 18, 1989, by and between Azalea Biglione and others, as grantors, and KLOK Radio, a limited partnership, doing business as Radio KFIG, as grantee, recorded as Instrument No. 91075013 in the official records of the County Recorder of Fresno County, California and subsequently assigned by Headliner Broadcasting, Inc. on November 1, 1989 to Seller;

                  (ix) evidence satisfactory to Buyer's counsel that no financing statements are outstanding on the Station Assets;

                   (x) all files, records, logs, and program materials relating to the Station;

                  (xi) the opinion of counsel for Seller, dated the Closing Date, as described in Section 7.8;

                 (xii) assignments to Buyer of all the Contracts and Real Estate Contracts in form satisfactory to Buyer;

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                             Page 9

                (xiii) a current estoppel certificate from the Landlord under each Real Property Contract in form satisfactory to counsel to Buyer; and

                 (xiv) such other documents and instruments as Buyer may reasonably request to consummate the transactions contemplated hereby.

               (b) At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

                   (i)  the Purchase Price;

                  (ii) a copy of the resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, together with a certificate of the Secretary of Buyer dated as of Closing Date, that such resolutions were duly adopted and are in full force and effect;

                 (iii) the certificates contemplated by Sections 8.1 and 8.2;

                  (iv) the Ancillary Agreements, duly executed by Buyer as appropriate;

                   (v) the opinion of counsel for Buyer, dated the Closing Date, as described in Section 8.5; and

                  (vi) an Agreement of Assumption of Liabilities and such other documents and instruments as Seller may reasonably request to consummate the transactions contemplated hereby.

          2.3  TERMINATION.

               (a) Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated at any time by:

                   (i)  the mutual written consent of the parties hereto;

                  (ii) either Buyer or Seller if the Closing does not occur before June 30, 1996, provided, however, that the party seeking termination under this Section 2.3(a)(ii) shall not have prevented the Closing from occurring;

                 (iii)  either Buyer or Seller if the Assignment
     Application is not granted within six (6)

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                             Page 10

     months from the date the notice of filing of the Form 314 is placed on Commission's public notice (through no fault of the terminating party) or is denied by the Commission by a Final Order or is at any time set by the Commission for a formal hearing; PROVIDED, HOWEVER, that in the event of termination due solely to the Commission's designation of the Assignment Application for a formal hearing, the provisions of Section 2.3(c) shall apply;

                  (iv)  Buyer, if any of the conditions set forth in
     Article VII shall have become incapable of fulfillment, and shall not have been waived by Buyer, or if Seller shall have breached in any material respect any of its representations, warranties or obligations hereunder and such breach shall not have been cured in all material respects or waived prior to the Closing; or

                   (v)  Seller, if any of the conditions set forth in
     Article VIII shall have become incapable of fulfillment, and shall not have been waived by Seller, or if Buyer shall have breached in any material respect any of its representations, warranties or obligations hereunder and such breach shall not have been cured in all material respects or waived prior to the Closing.

               (b) In the event of the termination of this Agreement by Buyer or Seller pursuant to this Section 2.3, written notice thereof shall promptly be given to the other party and, except as otherwise provided herein, the transactions contemplated by this Agreement shall be terminated, without further action by any party. Nothing in this Section
2.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of Buyer to compel specific performance of Seller of its obligations under this Agreement.

               (c) The time for Commission approval provided in Section 2.3(a)(iii) notwithstanding, either party may terminate this Agreement upon written notice to the other, if, for any reason, the Assignment Application is designated for hearing by the Commission; PROVIDED, HOWEVER, that written notice of termination must be given within twenty
(20) days after release of the Hearing Designation Order and that the party giving such notice is not in default and has otherwise complied with its obligations under this Agreement. Upon termination pursuant to this Section, the parties shall be released and discharged from any further obligation hereunder.

               (d) It is further PROVIDED, HOWEVER, that no party may terminate this Agreement if such party is in

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                             Page 11

default hereunder, or if a delay in any decision or determination by the Commission respecting the Assignment Application has been caused or materially contributed to (i) by any failure of such party to furnish, file or make available to the Commission information within its control; (ii) by the willful furnishing by such party of incorrect, inaccurate or incomplete information to the Commission; and (iii) by any other action taken by such party for the purpose of delaying the Commission's decision or determination respecting the Assignment Application. Upon such termination for failure of the Commission to act, the parties shall be released and discharged from any further obligation hereunder.

               (e) A party shall be deemed to be in default under this Agreement only if such party has materially breached or failed to perform its obligations hereunder, and non-material breaches or failures shall not be grounds for declaring a party to be in default, postponing the Closing, or terminating this Agreement.

          2.4 OPERATION OF STATION PURSUANT TO THE LMA. Notwithstanding any provision to the contrary in this Agreement:

               (a) As of January 1, 1996 (the "Commencement Date"), and until the consummation of the transactions contemplated by, or the termination of, this Agreement (the "LMA Term") the business and operation of the Station shall be conducted pursuant to the terms of the LMA;

               (b) All LMA Liabilities shall be assumed by Buyer as of the Commencement Date.

          2.5 RISK OF LOSS. The risk of any loss, damage or destruction to any of the Station Assets from fire or other casualty or cause shall be borne by Seller at all times prior to the Closing Date hereunder.
Upon the occurrence of any loss or damage to any of the Station Assets as a result of fire, casualty, accident or other causes prior to the Closing Date, Seller shall notify Buyer of same in writing immediately stating with particularity the extent of loss or damage incurred, the cause thereof if known and the extent to which restoration, replacement and repair of the Station Assets lost or destroyed will be reimbursed under any insurance policy with respect thereto. In the event the loss exceeds $50,000 and the Station Assets cannot be substantially repaired or restored within forty-five (45) days after such loss, Buyer shall have the option, exercisable within ten (10) days after receipt of written notice from Seller, to: (i) terminate this Agreement; (ii) postpone the Closing until such time as the property has been completely repaired, replaced or restored to the satisfaction of Buyer, unless the same cannot be reasonably effected within thirty (30) days of notification; or (iii) elect to consummate the Closing and accept the property in its damaged condition, in which event Seller shall assign to Buyer all rights under any insurance claim covering the loss and pay over to Buyer any proceeds under any such insurance policy thereto received by Seller with respect thereto.

          2.6 INTERRUPTION OF BROADCAST TRANSMISSIONS. Notwithstanding any other provision hereof, if prior to the Closing any event occurs which prevents the broadcast transmission by the Station with substantially full licensed power and antenna height as described in the applicable FCC Licenses and in the manner it has heretofore been operating for periods of time in excess of six (6) hours, the Seller will give prompt written notice thereof to Buyer. If such facilities are not restored so that operation is resumed with substantially full licensed power within three (3) days of such event, or, in the case of more than one event, the aggregate number of days preceding such restorations from all such events is more than six (6) days, or if the Station is off the air more than three (3) times for a period in each case exceeding six (6) hours, Buyer shall have the right, by giving written notice to Seller of its election to do so, to terminate this Agreement.


                         ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents and warrants to Buyer as follows:

          3.1 DUE ORGANIZATION. Seller is a limited partnership duly organized and in good standing under the laws of the State of Delaware, and is duly qualified to do business in the State of California. The Seller's general partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in the State of California. Seller has the power and authority to own and operate the Station and the Station Assets.

          3.2 AUTHORITY; NO CONFLICT. The execution and delivery of this Agreement and the Ancillary Agreements have been duly and validly authorized and approved by all necessary partnership action by Seller. Neither such execution, delivery or performance nor compliance by Seller with the terms and provisions hereof, or with respect to the Ancillary Agreements, will (assuming receipt of all necessary approvals from the Commission) conflict with or result in a breach of any of the terms, conditions or provisions of (a) the Partnership Agreement or Certificate of limited partnership of Seller,(b) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which Seller is subject, or (c) any material agreement, lease or contract, written or oral, to which Seller is subject. This Agreement shall constitute the valid and binding obligation of Seller with respect to the terms hereof, subject to Commission approval of the transactions contemplated hereby.

          3.3 GOVERNMENT AUTHORIZATIONS. Section 1.1(a) of the Disclosure Schedule contains a true and complete list of all the Licenses, which Licenses are sufficient for the lawful conduct of the business and operation of the Station in the manner and to the full extent they are currently conducted. Seller is the authorized legal holder of the Licenses, none of which is subject to any restriction or condition which would limit in any material respect the full operation of the Station as now operated. There are no applications, complaints or proceedings pending or, to the best of Seller's knowledge, threatened as of the date hereof before the Commission or any other governmental authority relating to the business or operations of the Station, other than applications, complaints or proceedings which generally affect the broadcasting industry as a whole, and other than reports and forms filed in the ordinary course of the Station's business. Seller has delivered to Buyer true and complete copies of the Licenses, including any and all additions, amendments and other modifications thereto. The Licenses are in good standing, are in full force and effect and are unimpaired by any act or omission of Seller or its officers, directors or employees; and the operation of the Station is in accordance with the Licenses and the underlying construction permits. No proceedings are pending or, to the knowledge of Seller, are threatened which may result in the revocation, modification, non-renewal or suspension of any of the Licenses, the denial of any pending applications, the issuance of any cease and desist order, the imposition of any administrative actions by the Commission with respect to the Licenses or which may affect Buyer's ability to continue to operate the Station as it is currently operated. Seller has taken no action which, to its knowledge, could lead to revocation or non-renewal of the Licenses, nor omitted to take any action which, by reason of its omission, could lead to revocation of the Licenses. All material reports, forms and statements required to be filed with the Commission with respect to the Station since the grant of the last renewal of the Licenses have been filed and are complete and accurate. To the knowledge of Seller, there are no facts which, under the Communications Act of 1934, as amended, or the existing rules, regulations, requirements, policies and orders of the Commission, would disqualify

Seller as assignor, and Buyer as assignee, in connection with the Assignment Application.

          3.4 COMPLIANCE WITH REGULATIONS. The operation of the Station is in compliance in all material respects with (i) all applicable engineering standards required to be met under Commission rules, and (ii) all other applicable rules, regulations, requirements, policies and orders of the Commission and all other applicable governmental authorities, including, but not limited to, ANSI Radiation Standards, to the extent required to be met under applicable Commission rules and regulations; and there are no existing claims known to Seller to the contrary.

          3.5 TAXES. Seller has timely filed all federal, state, local and foreign income, franchise, sales, use, property, excise, payroll and other tax returns required by law and has paid in full all taxes, estimated taxes, interest, assessments, and penalties due and payable as shown thereon. All returns and forms which have been filed have been true and correct in all material respects and no tax or other payment in a material amount other than as shown on such returns and forms are required to be paid or have been paid by Seller. There are no present disputes as to taxes of any nature payable by Seller which in any event could materially adversely affect the Station Assets or operation of the Station. Each of the parcels included in the Owned Real Property is assessed for real estate purposes as a wholly independent tax lot, separate from any adjoining load or improvements not constituting a part of such parcel.

          3.6 PERSONAL PROPERTY. Section 1.1(b) of the Disclosure Schedule contains a true and complete list of all the Personal Property. Except for those assets designated on Section 1.1(b) of the Disclosure Schedule as being subject to lease agreements, Seller owns and has, and will have on the Closing Date, good and marketable title to such Personal Property, and none of such Personal Property on the Closing Date will be subject to any security interest, mortgage, pledge, conditional sales agreement or other lien or encumbrance. All items of Personal Property are in all material respects in good operating condition, ordinary wear and tear excepted, and are available for immediate use in the conduct of the business and operation of the Station. The technical equipment, including, without limitation, all transmitters and studio equipment, constituting part of the Personal Property, has been maintained in accordance with industry practice and is in good operating condition, ordinary wear and tear excepted, (except as noted in Section 1.1(b) of the Disclosure Schedule) and complies in all material respects with all applicable rules and regulations of the Commission and the terms of the Licenses. The Personal Property includes all such items and equipment necessary to conduct in all material respects the business and operations of the Station as now conducted.

          3.7  REAL PROPERTY.

               (a) Seller does not own any fee title to real property as described on Section 1.1(d) of the Disclosure Schedule (hereinafter, the "Owned Real Property"). As used in this Agreement, "Title Defects" shall mean and include any mortgage, deed of trust, lien, pledge, security interest, claim, lease, charge, option, right of first refusal, easement, restrictive covenant, encroachment or other survey defect, encumbrance or other restriction or limitation whatsoever.

               (b) Section 1.1(d) of the Disclosure Schedule contains a true and complete list and summary of all the Real Estate Contracts. Seller holds the leasehold interest and or the grantee interest, as applicable, under each Real Property Contract free and clear of all Title Defects. The Real Estate Contracts constitute valid and binding obligations of Seller and, to the best of Seller's knowledge, of all other persons purported to be parties thereto, and are in full force and effect as of the date hereof, and will on the Closing Date constitute valid and binding obligations of Buyer and, to the best of Seller's knowledge, of all other persons purported to be parties thereto. As of the date hereof, Seller is not in default under any of the Real Estate Contracts and has not received or given written notice of any default thereunder from or to any of the other parties thereto and will not have received any such notice at or prior to the Closing Date and Seller has no knowledge of any present disputes or claims with respect to offsets or defenses by either landlord or tenant against the other under any such Real Estate Contract. Seller shall use best efforts to obtain valid and binding third-party consents, from all required third parties to the Real Estate Contracts to be conveyed and assigned to Buyer as part of the Station Assets. Subject to any required third-party consents, Seller will have full legal power and authority to assign its rights under the Real Estate Contracts of Buyer in accordance with this Agreement on terms and conditions no less favorable than those in effect on the date hereof, and such assignment shall not affect the validity, enforceability and continuity of any of the Real Estate Contracts. To the best of Seller's knowledge, Seller is in compliance with all its obligations under the Real Estate Contracts.

               (c) Entire Premises. All of the land, buildings, structures and other improvements used by Seller in the conduct of the Business are included in the Real Estate Contracts.

               (d) No Options. Seller does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of the Real Property or any portion thereof or interest therein.

               (e) Condition and Operation of Improvements.All components of all buildings, structures and other improvements included within the Real Property (the "Improvements") are free of structural defects and are in good working order and repair. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Real Property are installed and operating and are sufficient to enable the Real Property to continue to be used and operated in the manner currently being used and operated, and any so-called hook-up fees or other associated charges have been fully paid, ordinary wear and tear excepted.

               (f) Real Property Permits and Insurance. All certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, "Real Property Permits") of all governmental authorities having jurisdiction over the Real Property, required or appropriate to have been issued to Seller to enable the Real Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are, as of the date hereof, in full force and effect.

               (g) Condemnation. Seller has not received notice and has no knowledge of any pending, threatened or contemplated condemnation proceeding affecting the Real Property or any part thereof or of any sale or other disposition of the Owned Real Property or any part thereof in lieu of condemnation.

               (h) Casualty. No portion of the Real Property has suffered any material damage by fire or other casualty which has not heretofore been completely repaired and restored to its original condition. No portion of the Real Property is located in a special flood hazard area as designated by Federal governmental authorities.

               (i) Encroachments. There are no encroachments or other facts or conditions affecting any parcel of Real Property which would, individually or in the aggregate, (i) interfere in any material respect with, or materially increase the cost of, the use, occupancy or operation thereof as currently used, occupied and operated or as intended to be used, occupied and operated, (ii) materially reduce the fair market value thereof below the fair market value such parcel would have had but for such encroachment or other fact or condition. To the best of Seller's knowledge, no portion of any Improvement encroaches upon any property not included within the Real Property or upon the area of any easement affecting the Real Property.

          3.8 CONSENTS. No consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority or other governmental body is required for the execution, delivery and performance by Seller of this Agreement or the Ancillary Agreements to which it is a party, other than approval by the Commission of the Assignment Application as contemplated hereby. Except as set forth in Section 3.8 of the Disclosure Schedule, no consent of any other party (including, without limitation, any party to any Real Estate Contract or Contract) is required for the execution, delivery and performance by Seller of this Agreement or the Ancillary Agreements to which it is a party.

          3.9 CONTRACTS. Section 1.1(f) of the Disclosure Schedule contains a true and complete list of all Contracts, and Section 1.1(g) of the Disclosure Schedule contains a true and complete list of all Broadcast Agreements and Trade Agreements. Seller has delivered to Buyer true and complete copies of all written Contracts, Broadcast Agreements and Trade agreements in the possession of Seller, including any and all amendments and other modifications to same. All such Contracts, Broadcast Agreements and Trade Agreements are valid, binding and enforceable by Seller in accordance with their respective terms, except as limited by laws affecting creditors' rights or equitable principles generally. Seller has complied in all material respects with all such Contracts, Broadcast Agreements and Trade Agreements, and Seller is not in default beyond any applicable grace periods under any of same, and no other contracting party is in material default under any of same.
Subject to obtaining any required consents, Seller has full legal power and authority to assign its respective rights under such Contracts, Broadcast Agreements and Trade Agreements to Buyer in accordance with this Agreement on terms and conditions no less favorable than those in effect on the date hereof, and such assignment will not materially affect the validity, enforceability and continuity of any such Contracts, Broadcast Agreements and Trade Agreements.

          3.10 ENVIRONMENTAL. Seller has not unlawfully disposed of any Hazardous Waste in a manner which has caused, or could cause, Buyer to incur a material liability under applicable law in connection therewith;
and Seller warrants that the technical equipment included in the Personal Property does not contain any Hazardous Waste, including any Polychlorinated Biphenyls ("PCBs") that are required by law to be removed, or if any equipment does contain Hazardous Waste, including any PCBs, that such equipment is stored and maintained in compliance with applicable law. Seller has complied in all material respects with all federal, state and local environmental laws, rules and regulations applicable to the Station and its operations, including but not limited to the Commission's guidelines regarding RF radiation. No Hazardous
Waste has been disposed of by Seller, and to the best of Seller's knowledge, no Hazardous Waste has been disposed of by any other person on the property subject to Real Estate Contracts. As used herein, the term "Hazardous Waste" shall mean all materials regulated by any federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata). If
Seller learns between the date of this Agreement and the Closing Date that Seller is in breach of the representation and warranty set forth in this Section 3.10, Seller shall begin remedial action promptly and shall use reasonable best efforts to complete such remedial action to the satisfaction of Buyer before the Closing Date.

          3.11 INTELLECTUAL PROPERTY.  Section 1.1(e) of the Disclosure
Schedule is a true and complete list of all the Intellectual Property. The Intellectual Property has been duly registered in, filed with, or issued by the appropriate offices within all jurisdictions where such registration, filing or issuance is necessary to protect such Intellectual Property from infringement, including, without limitation, the United States Copyright Office and the United States Patent and Trademark Office. Seller has not granted any license or other rights with respect to the Intellectual Property. Seller has not received any written notice of any infringement or unlawful use of the Intellectual Property and Seller has not violated or infringed any patent, trademark, trade secret or copyright held by others or any license, authorization or permit held by it.

          3.12 FINANCIAL STATEMENTS. Section 3.12 of the Disclosure Schedule contains complete unaudited copies of the statements of income, and the related balance sheets for Seller applicable to the Station for the period after Seller acquired the Station (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles and in accordance with the policies and procedures of the Seller applicable thereto, consistently applied. The Financial Statements present fairly the financial condition and results of operations of the Station for the periods indicated.

          3.13 PERSONNEL INFORMATION; LABOR CONTRACTS.

               (a) Section 3.13 of the Disclosure Schedule contains a true and complete list of all persons employed at the Station, including the date of hire, a description of material compensation arrangements (other than employee benefit plans set forth in Section 3.14 of the Disclosure Schedule) and a list of other terms of any and all material agreements affecting such persons.

               (b) Seller is not a party to any contract with any labor organization, nor has Seller agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of Seller's employees. Seller has no knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of the Station. During the past two years, Seller has not experienced any strikes, work stoppages, grievance proceedings, claims of unfair labor practices filed, or other significant labor difficulties of any nature.

               (c) Seller has complied in all material respects with all laws relating to the employment of labor, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and those laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and the payment and withholding of taxes.

          3.14 EMPLOYEE BENEFIT PLANS. Section 3.14 of the Disclosure Schedule contains a true and complete list and summary, as of the date of this Agreement, of all employee benefit plans (as that term is defined in Section 3(3) of ERISA) applicable to the employees of Seller. Seller maintains no other employee benefit plan. Each of Seller's employee benefit plans has been operated and administered in all material respects in accordance with its terms and applicable law, including, without limitation, ERISA and the Internal Revenue Code.

          3.15 LITIGATION. Except as set forth in Section 3.15 of the Disclosure Schedule, Seller is not subject to any judgment, award, order, writ, injunction, arbitration decision or decree, and there is no litigation, proceeding or investigation pending or, to the best of Seller's knowledge, threatened against Seller or the Station in any federal, state or local court, or before any administrative agency or arbitrator (including, without limitation, any proceeding which seeks the forfeiture of, or opposes the renewal of, any of the Licenses), or before any other tribunal duly authorized to resolve disputes, which would reasonably be expected to have any material adverse effect upon the business, property, assets or condition (financial or otherwise) of the Station or which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement. In particular, but without limiting the generality of the foregoing, except as set forth in Section 3.15 of the Disclosure Schedule, there are no applications, complaints or proceedings pending or, to the best of Seller's knowledge, threatened before the Commission or any other governmental organization with respect to the business or operation of the Station, other than applications, complaints or proceedings which affect the broadcast industry generally.

          3.16 COMPLIANCE WITH LAWS. Seller has not received any notice asserting any non-compliance with any applicable statute, rule, regulation, requirement, policy or order (federal, state or local) whether or not related to the business or operation of the Station or the Real Property. Seller is not in default with respect to any judgment, order, injunction or decree of any court, administrative agency or other governmental authority or to any other tribunal duly authorized to resolve disputes in any respect material to the transactions contemplated hereby. Seller is in compliance in all material respects with all laws, regulations and governmental orders whether or not applicable to the conduct of the business and operation of the Station and any other business or operations conducted by Seller. The Real Property is in full compliance with all applicable building, zoning, subdivision, environmental and other land use and similar laws, codes, ordinances, rules, regulations and orders of governmental authorities (collectively, "Real Property Laws"), and Seller has not received any notice of violation or claimed violation of any Real Property Law. Seller has no knowledge of any pending change in any Real Property Law which would have a material adverse effect upon the ownership or use of the Real Property.

          3.17 INSURANCE. Seller has in full force and effect insurance on all of the Real Property, Personal Property, and all other Station Assets pursuant to insurance policies, a true and complete copy of which is contained in Section 3.17 of the Disclosure Schedule. Seller shall continue to maintain such insurance in full force and effect up to the Closing Date or shall have obtained prior to the Closing Date other insurance policies with limits and coverage comparable to the current policies after prior notice to, and upon written consent of the Buyer, which consent shall not be unreasonably withheld.

          3.18 UNDISCLOSED LIABILITIES. Except as to, and to the extent of, the amounts specifically reflected or reserved against in Seller's balance sheets for the period ending December 31, 1994 (the "Balance Sheet Date"), and except for liabilities and obligations incurred since the Balance Sheet Date in the ordinary and usual course of business, Seller has no material liabilities or obligations of any nature whether accrued, absolute, contingent or otherwise and whether due or to become due, and, to the best of Seller's knowledge, there is no basis for the assertion against Seller of any such liability or obligations. No representation or warranty made by Seller in this Agreement, and no statement made in any exhibit or schedule hereto or any certificate or document delivered by Seller pursuant to the terms of this Agreement, contain or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary to make such representation or warranty or any such statement not misleading.

          3.19 INSTRUMENTS OF CONVEYANCE; GOOD TITLE. The instruments to be executed by Seller and delivered to Buyer at Closing, conveying the Station Assets, to Buyer, will be in a form sufficient to transfer good and marketable title to the Station Assets, free and clear of all liabilities, obligations and encumbrances, except as provided herein.

          3.20 ABSENCE OF CERTAIN CHANGES.  Except as disclosed in
Section 3.20 of the Disclosure Schedule, between the Balance Sheet Date and the date of this Agreement there has not been:

               (a) Any material adverse change in the working capital, financial condition, business, results of operations, assets or liabilities of Seller;

               (b) Any change in the manner in which Seller conducts its business and operations other than changes in the ordinary and usual course of business consistent with past practice;

               (c) Any amendment to the Certificate of Incorporation or Bylaws of Seller;

               (d) Any contract or commitment, to which Seller is a party, entered into, modified or terminated, except in the ordinary and usual course of business;

               (e) Any creation or assumption of any mortgage, pledge or other lien or encumbrance upon any of the Station Assets except in the ordinary and usual course of business;

               (f) Any sale, assignment, lease, transfer, or other disposition of any of the Station Assets, except in the ordinary and usual course of business;

               (g) The incurring of any liabilities or obligations, except items incurred in the ordinary and usual course of business;

               (h) The write-off or determination to write off as uncollectible any accounts receivable or portion thereof, except for write-offs in the ordinary course of business consistent with past practice at a rate no greater than during the twelve months prior to the Balance Sheet Date;

               (i) The cancellation of any debts or claims, or waiver of any rights, having an aggregate value in excess of $5,000;

               (j) The disposition, lapse or termination of any Intellectual Property;

               (k) The increase or promise to increase the rate of commissions, fixed salary or wages, draw, bonus or other compensation payable to any employee of Seller, except in the ordinary and usual course of business consistent with past practice;

               (l) The issuance of, or authorization to issue, any additional shares of capital stock of Seller, or rights, warrants or options to acquire, any such shares, or convertible securities;

               (m) Any default under any contract or lease to which Seller is a party; or

               (n) Any change in any method of accounting or accounting practice used by Seller.

          3.21 INSOLVENCY PROCEEDINGS. No insolvency proceedings of any character including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller or the Station Assets are pending or, to Seller's knowledge, threatened, and Seller has made no assignment for the benefit of creditors, nor taken any action with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings.

          3.22 MATERIAL ADVERSE CHANGE. (a) Between November 30, 1995 and the date hereof there has been no change in the manner in which Seller conducts its business with respect to working capital and there has not been a material adverse change in the assets of Seller other than changes in the ordinary and usual course of business consistent with past practice.

               (b) Between December 22, 1995 and the date hereof there has not been a material adverse change in the liabilities of Seller other than changes in the ordinary and usual course of business consistent with past practice.


                         ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to Seller as follows:

          4.1 DUE INCORPORATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and as of the Closing Date shall be duly qualified to do business in and be in good standing in the State of California.

          4.2 AUTHORITY; NO CONFLICT. The execution and delivery of this Agreement and the Ancillary Agreements have been duly and validly authorized and approved by the board of directors of Buyer, and Buyer has the corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery, performance hereof, and compliance by Buyer with the terms and provisions hereof, or with respect to the Ancillary Agreements, thereof, will not (assuming receipt of all necessary approvals from the Commission) conflict with or result in a breach of any of the terms, conditions or provisions of (a) the Certificate of Incorporation or Bylaws of Buyer, (b) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which Buyer is subject, or (c) any material agreement, lease or contract, written or oral, to which Buyer is subject. This Agreement will constitute the valid and binding obligation of Buyer with respect to the terms hereof, subject to Commission approval of the transactions contemplated hereby.

          4.3 CONSENTS. No consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority or other governmental body is required for the execution, delivery and performance by Buyer of this Agreement or the Ancillary Agreements to which it is a party, other than the approval by the Commission of the Assignment Application as contemplated hereby. Except as set forth in Section 4.3 of the Disclosure Schedule, no consent of any other party is required for the execution, delivery and performance by Buyer of this Agreement, the Ancillary Agreements to which it is a party or any of the agreements or actions contemplated thereby.

          4.4 LITIGATION. There is no litigation, proceeding or investigation pending or, to the best of Buyer's knowledge, threatened against Buyer in any federal, state or local court, or before any administrative agency or arbitrator, or before any other tribunal duly authorized to resolve disputes, that would reasonably be expected to have any material adverse effect upon the ability of Buyer to perform its obligations hereunder, or that seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement.

          4.5 COMPLIANCE WITH LAWS. Buyer is not in default with respect to any judgment, order, injunction or decree of any court, administrative agency or other governmental authority or of any other tribunal duly authorized to resolve disputes in any respect material to the transactions contemplated hereby. Buyer is not in violation of any law, regulation or governmental order, the violation of which would have a material adverse effect on Buyer or its ability to perform its obligations pursuant to this Agreement.

          4.6 QUALIFICATION. To the best of Buyer's knowledge, Buyer is legally, technically and financially qualified to be the assignee of the Licenses and the other Station Assets, and, prior to the Closing Date, Buyer will exercise its best efforts to refrain from doing any act which would disqualify Buyer from being the assignee of the Licenses and the other Station Assets.


                         ARTICLE V

                     COVENANTS OF SELLER

          Between the date of this Agreement and the Closing Date, Seller shall have complete control of the Station and its operations, and Seller covenants as follows with respect to such period:

          5.1 CONTINUED OPERATION OF STATION. Subject to the LMA, Seller shall continue to operate the Station under the terms of the Licenses in the manner in which the Station has been operated heretofore, in the usual and ordinary course of business, in conformity with all material applicable laws, ordinances, regulations, rules and orders, and in a manner so as to preserve and foster the goodwill and business relationships of the Station and Seller, including, without limitation, relationships with advertisers, suppliers, customers, and employees. Seller shall file with the Commission and any other applicable governmental authority all applications and other documents required to be filed in connection with the continued operation of the Station.

          5.2 FINANCIAL OBLIGATIONS. Subject to the LMA, Seller shall continue to conduct the financial operations of the Station, including its credit and collection policies, in the ordinary course of business with the same effort, to the same extent, and in the same manner, as in the prior conduct of the business of the Station; and shall continue to pay and satisfy all expenses, liabilities and obligations arising in the ordinary course of business in accordance with past accounting practices. Seller shall not enter into or amend any contracts or commitments involving expenditures by Seller in an aggregate amount in excess of $5,000 without the prior written consent of Buyer.

          5.3 REASONABLE ACCESS. Seller shall provide Buyer, and representatives of Buyer, with reasonable access during normal business hours to the Station and shall furnish such additional information concerning the Station as Buyer from time to time may reasonably request.

          5.4 MAINTENANCE OF ASSETS. Seller shall maintain the Real Property, the Personal Property and all other tangible assets in their present good operating condition, repair and order, reasonable wear and tear in ordinary usage excepted. Seller shall not waive or cancel any claims or rights of substantial value, transfer or otherwise dispose of the Real Property, any Personal Property, or permit to lapse or dispose of any right to the use of any Intellectual Property.

          5.5 NOTIFICATION OF DEVELOPMENTS. Seller shall notify Buyer of any problems or developments with respect to the Station Assets or operation of the Station; and provide Buyer with prompt written notice of any change in any of the information contained in the representations and warranties made herein or in the Disclosure Schedule or any other documents delivered in connection with this Agreement.

          5.6 PAYMENT OF TAXES. Seller shall pay or cause to be paid all property and all other taxes relating to the Station, the Real Property and the assets and employees of the Station required to be paid to city, county, state, federal and other governmental units through the Closing Date.

          5.7 THIRD PARTY CONSENTS. Seller shall use commercially reasonable efforts to obtain from any third party waivers, permits, licenses, approvals, authorizations, qualifications, orders and consents necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, approval from the Commission of the Assignment Application contemplated hereby.

          5.8 ENCUMBRANCES. Seller shall not suffer or permit the creation of any mortgage, conditional sales agreement, security interest, lease, lien, hypothecation, deed of trust or pledge, encumbrance, restriction, liability, charge, or imperfection of title with respect to the Station Assets, including the Real Property.

          5.9 ASSIGNMENT OF ASSETS. Seller shall not sell, assign, lease or otherwise transfer or dispose of any Station Assets, whether now owned or hereafter acquired, except for retirements in the normal and usual course of business or in connection with the acquisition of similar property or assets, as provided for herein.

          5.10 COMMISSION LICENSES AND AUTHORIZATIONS. Seller shall not by any act or omission surrender, modify adversely, forfeit or fail to renew under regular terms the Licenses, cause the Commission or any other governmental authority to institute any proceeding for the revocation, suspension or modification of any such License, or fail to prosecute with due diligence any pending applications with respect to the Licenses at the Commission or any other applicable governmental authority.

          5.11 TECHNICAL EQUIPMENT. Seller shall not fail to repair, maintain or replace the technical equipment transferred hereunder in accordance with the normal standards of maintenance applicable in the broadcast industry.

          5.12 COMPENSATION INCREASES. Seller shall not permit any increase in the rate of commissions, fixed salary or wages, draw or other compensation payable to any employees of Seller.

          5.13 SALE OF BROADCAST TIME. Seller shall not enter into, extend or renew any Broadcast Agreement not consistent with the usual and ordinary course of business, provided, however, that Seller shall not enter into, extend or renew any Broadcast Agreement exceeding $10,000 in amount unless such Broadcast Agreement is terminable on 30 days' notice. Seller shall not enter into any Trade Agreement without the prior written consent of Buyer.

          5.14 INSURANCE. Seller shall maintain at all times between the date hereof and the Closing Date, those insurance policies listed in
Section 3.17 of the Disclosure Schedule.

          5.15 NEGOTIATIONS WITH THIRD PARTIES. Seller shall not, before Closing or the termination of this Agreement, enter into discussions with respect to any sale or offer of the Station, any Station Assets or any stock of Seller to any third party, nor shall Seller offer the Station, any Station Assets or any stock of Seller to any third party.


                         ARTICLE VI

             JOINT COVENANTS OF BUYER AND SELLER

          Buyer and Seller covenant and agree that between the date hereof and the Closing Date, they shall act in accordance with the following:

          6.1 ASSIGNMENT APPLICATION. As promptly as practicable after the date of this Agreement, and in no event later than ten (10) days after execution of this Agreement, Seller and Buyer shall join in and file an application on FCC Form 314 with the Commission requesting its consent to the assignment of the Licenses from Seller to Buyer (the "Assignment Application"). Seller and Buyer agree to prosecute the Assignment Application with all reasonable diligence and to use their best efforts to obtain prompt Commission grant of the Assignment Application filed at the Commission.

          6.2 PERFORMANCE. Buyer and Seller shall perform all acts required of them under this Agreement and refrain from taking or omitting to take any action that would violate their representations and warranties hereunder or render same inaccurate as of the Closing Date.

          6.3 CONDITIONS. If any event should occur, either within or without the control of any party hereto, which would prevent fulfillment of the conditions placed upon the obligations of any party hereto to consummate the transactions contemplated by this Agreement, the parties hereto shall use their best efforts to cure the event as expeditiously as possible.

          6.4 CONFIDENTIALITY. Buyer and Seller shall each keep confidential all information they obtain with respect to any other party hereto in connection with this Agreement and the negotiations preceding this Agreement, and will use such information solely in connection with the transactions contemplated by this Agreement. If the transactions contemplated hereby are not consummated for any reason, each party hereto shall return to the party so providing, without retaining a copy thereof, any schedules, documents or other written information obtained from the party so providing such information in connection with this

Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, no party shall be required to keep confidential or return any information which (i) is known or available through other lawful sources,
(ii) is or becomes publicly known through no fault of the receiving party or its agents, (iii) is required to be disclosed pursuant to an order or request of a judicial or governmental authority (provided the disclosing party is given reasonable prior notice), or (iv) is developed by the receiving party independently of the disclosure by the disclosing party.

          6.5 COOPERATION. Buyer and Seller shall cooperate fully and with each other in taking any actions to obtain the required consent of any governmental instrumentality or any third party necessary or helpful to accomplish the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that no party shall be required to take any action which would have a material adverse effect upon it or any entity affiliated with it.

          6.6 ENVIRONMENTAL REPORTS. If desired by Buyer, Seller and Buyer agree to arrange for the preparation of, at the expense of Buyer, appropriate environmental reports for the real property subject to Real Estate Contracts. Such environmental reports shall conclude that: (i) the real property subject to Real Estate Contracts is not in any way contaminated with any Hazardous Waste requiring remediation, clean-up or removal under applicable laws relating to Hazardous Waste; (ii) the real property subject to Real Estate Contracts is not subject to any federal, state or local "superfund" or "Act 307" lien, proceeding, claim, liability or action, or the threat or likelihood thereof, for the clean-up, removal or remediation of any Hazardous Waste from same; (iii) there is no asbestos located in the buildings situated on the real property subject to Real Estate Contracts requiring remediation, encapsulation or removal under applicable laws relating to asbestos clean-up; and (iv) there are no underground storage tanks located at the real property subject to Real Estate Contracts requiring remediation, clean-up or removal under applicable laws relating to Hazardous Waste, and if any have previously been removed, such removal was done in accordance with all applicable laws, rules and regulations. The environmental review to be conducted shall initially be a Phase I review. Any further investigations recommended in the environmental reports obtained pursuant to this Section 6.6 shall be conducted with the cost to be shared equally by Seller and Buyer.

          6.7  CONSENTS TO ASSIGNMENT.  Except for the Real Estate
Contracts, to the extent that any Contract, Broadcast Agreement, Trade Agreement or other contract identified in the Disclosure Schedule that is to be assigned under this Agreement is not capable of being sold, assigned, transferred, delivered or subleased without the waiver or consent of any third person withholding same (including a government or governmental unit), or if such sale, assignment, transfer, delivery or sublease or attempted sale, transfer, delivery or sublease would constitute a breach thereof or a violation of any law or regulation, this Agreement and any assignment executed pursuant hereto shall not constitute a sale, assignment, transfer, delivery or sublease or an attempted sale, assignment, transfer, delivery or sublease thereof.
Except for any consents required pursuant to a Real Estate Contract, in those cases where consents, assignments, releases and/or waivers have not been obtained at or prior to the Closing Date to the transfer and assignment to Buyer of such contracts, Buyer may in its sole discretion elect to have this Agreement and any assignments executed pursuant hereto, to the extent permitted by law, constitute an equitable assignment by Seller to Buyer of all of Seller's rights, benefits, title and interest in and to such contracts, and where necessary or appropriate, Buyer shall be deemed to be Seller's agent for the purpose of completing, fulfilling and discharging all of Seller's rights and liabilities arising after the Closing Date under such contracts. Seller shall use its reasonable best efforts to provide Buyer with the benefits of such contracts (including, without limitation, permitting Buyer to enforce any rights of Seller arising under such contracts), and Buyer shall, to the extent Buyer is provided with the benefits of such contracts, assume, perform and in due course pay and discharge all debts, obligations and liabilities of Seller under such contracts.

          6.8 BULK SALES LAWS. Buyer hereby waives compliance by Seller with the provisions of the "bulk sales" or similar laws of any state. Seller agrees to indemnify Buyer and hold it harmless against any and all claims, losses, damages, liabilities, costs and expenses incurred by Buyer or any affiliate as a result of any failure to comply with any "bulk sales" or similar laws.

          6.9  EMPLOYEE MATTERS.

               (a) While under no obligation to hire any employees of the Station, Buyer shall make reasonable efforts to offer employment at will to certain employees of the Station. Upon review of a full list of employees and salaries, Buyer shall notify Seller of (i) those employees to whom it will so offer employment as soon as practicable and (ii) those employees that Buyer intends to discharge not less than thirty (30) days prior to the Closing Date. Seller shall be responsible for all salary and benefits of the employees of the Station who do not accept, or are not offered, employment with Buyer. Seller shall be responsible for all salary and other compensation due to be paid for work for Seller for employees of the Station who become employees of Buyer and Buyer shall be responsible for the salary and other compensation due to be paid for work for Buyer on or after the date of hire by Buyer for such employees. Seller shall be responsible for severance payments which may be applicable under its employee benefit plans to any employees not so offered employment and hired by Buyer. Except as expressly provided in paragraph (b) below, Buyer shall assume no liability under an employment agreement or severance agreement entered into or maintained by Seller with respect to current or former employees of the Station. Except as otherwise required by applicable law, employees of the Station who become employees of Buyer shall cease to participate in the employees benefit plans of Seller as of the date of hire by Buyer and Buyer shall have no liability with respect thereto.

               (b) Notwithstanding the foregoing, in the event Buyer terminates the employment of Rita Walls or Laura Eaton during the LMA Term, Buyer shall be responsible for the severance payments due to each such person under the terms of the employment agreements, dated August 14, 1995, between EBE Communications Limited Partnership and Rita Walls and EBE Communications Limited Partnership and Laura Eaton, respectively; PROVIDED, HOWEVER, that the Cash Payment shall be reduced by the amount of any such payments made by Buyer. In the event Buyer terminates the employment of the persons listed in Section 3.13 of the Disclosure Schedule during the LMA Term, other than Ms. Walls and Ms. Eaton, Buyer shall be responsible for the severance payments due to each such person under the terms of the employment agreements entered into between EBE Communications Limited Partnership and each such employee, attached to
Section 3.13 of the Disclosure Schedule, and no adjustment to the Cash Payment shall be made.


                         ARTICLE VII

             CONDITIONS TO OBLIGATIONS OF BUYER

          The performance of the obligations of the Buyer hereunder is subject, at the election of the Buyer, to the following conditions precedent:

          7.1 COMMISSION APPROVALS. Notwithstanding anything herein to the contrary, the consummation of this Agreement is conditioned upon (a) a grant by the Commission of the Assignment Application, and (b) compliance by the parties with the conditions, if any, imposed by the Commission in connection with the grant of the Assignment Application (provided that neither party shall be required to accept or comply with any condition which would be unreasonably burdensome or which would have a materially adverse effect upon it). All required governmental filings shall have been made, and all requisite governmental approvals for the consummation of the transactions contemplated hereby shall have been granted and become Final Orders. The Licenses shall be in unconditional full force and effect, shall be valid for the balance of the current License term applicable generally to radio stations licensed to communities located in the State of California, and shall be unimpaired by any acts or omissions of Seller or Seller's employees or agents.

          7.2 PERFORMANCE. The Station Assets shall have been transferred to Buyer by Seller, and all of the terms, conditions and covenants to be complied with or performed by Seller on or before the Closing Date shall have been duly complied with and performed in all material respects, and Buyer shall have received from Seller a certificate or certificates to such effect, in form and substance reasonably satisfactory to Buyer.

          7.3 FAILURE OF TRANSFER. Notwithstanding any other provision in this Agreement to the contrary, in the event that any law, regulation or official policy prevents the transfer or assignment of the Station Assets from Seller to Buyer or any Buyer affiliate, the parties shall have amended this Agreement and/or executed such supplemental agreements, as necessary, to achieve for both Buyer and Seller, to the maximum extent possible, the benefits of the transactions contemplated by this Agreement and the Ancillary Agreements in a manner consistent with applicable law.

          7.4 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller to Buyer shall be true, complete and correct in all material respects as of the Closing Date with the same force and effect as if then made, and Buyer shall have received from Seller a certificate or certificates to such effect, in form and substance reasonably satisfactory to Buyer.

          7.5  CONSENTS.  Seller shall have received all consents
(including landlord and grantor consents for the studio and tower sites) specified in Section 3.8 of the Disclosure Schedule and as follows: (i) a grant of easement granting to Buyer all of Seller's rights pursuant to that certain Grant of Easement dated November 7, 1994 between Headliner Broadcasting, Inc., as grantor, and Seller, as grantee (the "HEADLINER EASEMENT"); (ii) a Cancellation of Headliner Easement canceling all of Seller's rights to the Headliner Easement; (iii) prior written consent of the Headliner Easement to Buyer as required pursuant to that certain
Easement Agreement
entered into as of August 18, 1989, by and between Azalea Biglione and others, as grantors, and KLOK Radio, a limited partnership, doing business as Radio KFIG, as grantee, recorded as Instrument No. 91075013 in the official records of the County Recorder of Fresno County, California and subsequently assigned by Headliner Broadcasting, Inc. on November 1, 1989 to Seller.

          7.6 NO LITIGATION. No litigation, proceeding, or investigation of any kind shall have been instituted or, to Seller's knowledge, threatened which would materially adversely affect the ability of Seller to comply with the provisions of this Agreement or would materially adversely affect the operation of the Station.

          7.7 DOCUMENTS. Seller shall have obtained, executed, where necessary, and delivered, to Buyer where applicable, all of the documents, reports, orders and statements required of it herein, as well as any other documents (including collateral assignments) required by any entity providing financing for the transactions contemplated by this Agreement and the Ancillary Agreements.

          7.8 OPINIONS OF COUNSEL. Seller shall have delivered to Buyer an opinion of Moses & Singer, counsel to Seller, addressed to Buyer and substantially in the form attached hereto as Exhibit A. In addition, Seller shall have delivered to Buyer a written opinion of Seller's FCC counsel, dated as of the Closing Date, addressed to Buyer and substantially in the form attached hereto as Exhibit B.

          7.9 DISCLOSURE SCHEDULE. Seller shall have delivered to Buyer each Section of the Disclosure Schedule required of it herein and the information contained therein shall be in form and content reasonably satisfactory to Buyer.

          7.10 ANCILLARY AGREEMENTS. Buyer and Seller shall have entered into the Ancillary Agreements, if any, on terms and conditions satisfactory to Buyer.

          7.11 SIMULTANEOUS CLOSING. The Closing shall occur simultaneously with the closing of the transactions contemplated by that certain Asset Purchase Agreement by and between EBE Communications, Limited Partnership and Buyer dated of even date herewith.

                        ARTICLE VIII

             CONDITIONS TO OBLIGATIONS OF SELLER

          The performance of the obligations of Seller hereunder is subject, at the election of Seller, to the following conditions precedent:

          8.1 PERFORMANCE. All of the terms, conditions and covenants to be complied with or performed by Buyer on or before the Closing Date shall have been duly complied with and performed in all material respects, and Seller shall have received from Buyer a certificate or certificates to such effect, in form and substance reasonably satisfactory to Seller.

          8.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer to Seller shall be true, complete and correct in all material respects as of the Closing Date with the same force and effect as if then made, and Seller shall have received from Buyer a certificate or certificates to such effect, in form and substance reasonably satisfactory to Seller.

          8.3 GOVERNMENT APPROVALS. All required governmental filings shall have been made and all requisite governmental approvals for the consummation of the transactions contemplated hereby shall have been granted.

          8.4 DOCUMENTS. Buyer shall have obtained, executed, where necessary, and delivered to Seller where applicable, all of the documents, reports, orders and statements required of it herein.

          8.5 OPINION OF COUNSEL. Buyer shall have delivered to Seller an opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to Buyer, addressed to Seller and substantially in the form attached hereto as Exhibit C.


                         ARTICLE IX

                       INDEMNIFICATION

          9.1 INDEMNIFICATION BY SELLER. From and after the Closing Date, Seller agrees to and shall indemnify, defend and hold Buyer harmless, and shall reimburse Buyer for and against any and all actions, losses, expenses, damages, liabilities, taxes, penalties or assessments, judgments and costs (including reasonable legal expenses related thereto) resulting from or arising out of:

               (a) Any breach by Seller of any representation, or warranty contained in this Agreement, any Ancillary Agreement or in any certificate, exhibit, schedule, or other document furnished to or to be furnished pursuant hereto or in connection with the transactions contemplated hereby;

               (b) Any non-fulfillment or breach by Seller of any covenant, agreement, term or condition contained in this Agreement, any Ancillary Agreement or in any certificate, exhibit, schedule, or other document furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby;

               (c) Any material inaccuracy in any covenant, representation, agreement or warranty by Seller including all material statements or figures contained in the Financial Statements heretofore furnished to Buyer; and

               (d) Any liabilities of any kind or nature, absolute or contingent not assumed by Buyer including, without limitation, any liabilities relating to or arising from the business and operation of the Station by Seller prior to the Closing Date.

          Notwithstanding any other provision contained herein, Seller shall be solely responsible for any fine or forfeiture imposed by the Commission relating to the operation of the Station prior to the Closing Date.

          Anything in this Section 9.1 to the contrary notwithstanding, Buyer shall be entitled to indemnity only to the extent that all damages exceed an aggregate of $25,000.

          9.2 INDEMNIFICATION BY BUYER.  From and after the Closing
Date, Buyer agrees to and shall indemnify, defend and hold Seller harmless, and shall reimburse Seller for and against any and all actions, losses, expenses, damages, liabilities, taxes, penalties or assessments, judgments and costs (including reasonable legal expenses related thereto), resulting from or arising out of:

               (a) Any breach by Buyer of any covenant, agreement, term, condition, representation, or warranty contained in this Agreement, any Ancillary Agreement or in any certificate, exhibit, schedule, or any other document furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby;

               (b) Any non-fulfillment by Buyer of any covenant contained in this Agreement, any Ancillary Agreement or in any certificate, exhibit, schedule, or other document furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby; and

               (c) Any liabilities of any kind or nature, absolute or contingent, relating to or arising from the business and operation of the Station subsequent to the Closing Date.

          Anything in this Section 9.2 to the contrary notwithstanding, Seller shall be entitled to indemnity only to the extent that all damages exceed an aggregate of $25,000.

          9.3  NOTIFICATION OF CLAIMS.

               (a) A party entitled to be indemnified pursuant to Sections 9.1 or 9.2 (the "Indemnified Party") shall notify the party liable for such indemnification (the "Indemnifying Party") in writing of any claim or demand which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement. Subject to the Indemnifying Party's right to defend in good faith third party claims as hereinafter provided, the Indemnifying Party shall satisfy its obligations under this Article IX within thirty (30) days after the receipt of a written notice thereof from the Indemnified Party.

               (b) If the Indemnified Party shall notify the Indemnifying Party of any claim or demand pursuant to Section 9.3(a), and if such claim or demand relates to a claim or demand asserted by a third party against the Indemnified Party which the Indemnifying Party acknowledges is a claim or demand for which it must indemnify or hold harmless the Indemnified Party under Sections 9.1 or 9.2, the Indemnifying Party shall have the right to assume the defense of such third party claim or demand and to employ counsel reasonably acceptable to the Indemnified Party to defend any such claim or demand asserted against the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any such claim or demand at its own expense. Notwithstanding the foregoing, the Indemnified Party shall have the right to employ separate counsel at the Indemnifying Party's expense and to control its own defense if in the reasonable opinion of counsel to such Indemnified Party a conflict or potential conflict exists between the Indemnifying Party and such Indemnified Party that would make such separate representation advisable. The Indemnifying Party shall notify the Indemnified Party in writing, as promptly as possible (but in any case before the due date for the answer or response to a claim) after the date of the notice of claim given by the Indemnified Party to the Indemnifying Party under Section 9.3(a) of its election to defend in good faith any such third party claim or demand. So long as the Indemnifying Party is defending in good faith any such claim or demand asserted by a third party against the

Indemnified Party, the Indemnified Party shall not settle or compromise such claim or demand. The Indemnifying Party shall not settle or compromise such claim or demand with respect to the Indemnified Party without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld). The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by it for its use in contesting any third party claim or demand. Whether or not the Indemnifying Party elects to defend any such claim or demand, the Indemnified Party shall have no obligations to do so. Upon payment of any claim or demand pursuant to this Article IX, the Indemnifying Party shall, to the extent of payment, be subrogated to all rights of the Indemnified Party.


                         ARTICLE X

                        MISCELLANEOUS

          10.1  ASSIGNMENT.

               (a) This Agreement shall not be assigned or conveyed by either party hereto to any other person or entity without the prior written consent of the other parties hereto; PROVIDED, HOWEVER, that Buyer may assign this Agreement without Seller's prior consent to one or more corporations or other entities controlled by Buyer and Seller shall have recourse to Buyer in the event Buyer's assignee defaults hereunder. Subject to the foregoing, this Agreement shall be binding and shall inure to the benefit of the parties hereto, their successors and assigns.

               (b) Notwithstanding anything to the contrary set forth herein, Buyer may assign and transfer to any entity providing financing for the transactions contemplated by this Agreement (or any refinancing of such financing) as security for such financing all of the interest, rights and remedies of Buyer with respect to this Agreement and the Ancillary Agreements, and Seller shall expressly consent to such assignment. Any such assignment will be made for collateral security purposes only and will not release or discharge Buyer from any obligations it may have pursuant to this Agreement. Notwithstanding anything to the contrary set forth herein, Buyer may (i) authorize and empower such financing sources to assert, either directly or on behalf of Buyer, any claims Buyer may have against Seller under this Agreement and
(ii) make, constitute and appoint one agent bank in respect of such financing (and all officers, employees and agents designated by such agent) as the true and lawful attorney

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                             Page 37

and agent-in-fact of Buyer for the purpose of enabling the financing sources to assert and collect any such claims.

          10.2 SURVIVAL OF INDEMNIFICATION. The indemnification obligations of Seller contained in this Agreement (other than any indemnification required as a result of Seller's breach of Sections 3.1,
3.2 or 3.3 hereof, which indemnification shall survive indefinitely) shall be binding for a period of three (3) years following the date hereof.

          10.3 NO RIGHT OF REVERSION. Buyer and Seller represent and warrant to each other that upon the consummation of the transactions contemplated herein and the assignment to Buyer of the Licenses and authorizations, Seller shall retain no right of reversion of the Licenses and authorizations, no right to a reassignment of the Licenses and authorizations in the future, and reserve no right to use the facilities of the Station for any period whatsoever.

          10.4 BROKERAGE. Seller and Buyer warrant and represent to one another that, with the exception of Exline Media Broker Consultants (William Exline), broker for the Seller, there has been no broker in any way involved in the transactions contemplated hereby and that no one other than Exline Media Broker Consultants (William Exline), is or will be entitled to any fee or other compensation in the nature of a brokerage fee or finder's fee as a result of the Closing hereunder. Seller shall be wholly responsible for any brokerage or other fee due to Exline Media Broker Consultants (William Exline).

          10.5 EXPENSES OF THE PARTIES. It is expressly understood and agreed that all expenses of preparing this Agreement and of preparing and prosecuting the Assignment Application with the Commission, and all other expenses, whether or not the transactions contemplated hereby are consummated, shall be borne solely by the party who shall have incurred the same and the other party shall have no liability in respect thereto, except as otherwise provided herein. All costs of transferring the Station Assets in accordance with this Agreement, including recordation, transfer and documentary taxes and fees, and any excise, sales or use taxes, shall be borne equally by Seller and Buyer. Any filing or grant fees imposed by any governmental authority the consent of which is required for the transactions contemplated hereby shall be borne equally by Seller and Buyer.

          10.6 ENTIRE AGREEMENT. This Agreement, together with any related Schedules or Exhibits, contains all the terms agreed upon by the parties with respect to the subject matter herein, and supersedes all prior agreements

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                             Page 38

and understandings among the parties and may not be changed or terminated orally. No attempted change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

          10.7 HEADINGS. The headings set forth in this Agreement have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any manner, or be deemed to interpret in whole or in part, any of the terms or provisions of this Agreement. Unless otherwise specified herein, the section references contained herein refer to sections of this Agreement.

          10.8 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York.

          10.9 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of such shall constitute one and the same instrument.

          10.10 NOTICES. Any notices or other communications shall be in writing and shall be considered to have been duly given when deposited into first class, certified mail, postage prepaid, return receipt requested, delivered personally (which shall include delivery by Federal Express or other recognized overnight courier service that issues a receipt or other confirmation of delivery) or delivered via facsimile machine;

               IF TO SELLER:

               William J. McEntee Jr.
               Vice President
               EBE Communications Limited Partnership
               400 Executive Drive, Suite 210
               West Palm Beach, FL  33401
               Fax:  407-640-7699
               Phone:  407-640-3585

               With a copy to:

               Jerome S. Traum
               Moses & Singer LLP
               1301 Avenue of the Americas
               New York, NY  10019-6076
               Fax:  212-554-7700
               Phone:  212-554-7813

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                             Page 39

               IF TO BUYER:

               Mr. Frank D. Osborn
               Osborn Communications Corporation
               130 Mason Street
               Greenwich, CT  06830
               Fax:  (203) 629-1749
               Phone:  (203) 629-0905

               With a copy to:

               Robert M. Hirsh
               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, NY  10019-6064
               Fax:  (212) 757-3990
               Phone:  (212) 373-3108

          Any party may at any time change the place of receiving notice by giving notice of such change to the other as provided herein.

          10.11 SPECIFIC PERFORMANCE. Seller acknowledges that the Station is of a special, unique and extraordinary character and that damages are inadequate to compensate Buyer for Seller's breach of this Agreement. Accordingly, in the event of a material breach by Seller of its representations, warranties, covenants and agreements under this Agreement, Buyer may sue at law for damages or, at Buyer's sole election in addition to any other remedy available to it, Buyer may also seek a decree of specific performance requiring Seller to fulfill its obligations under this Agreement, and Seller agrees to waive its defense that an adequate remedy at law exists.

          10.12 CONSENT TO JURISDICTION. Seller and Buyer hereby submit to the nonexclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in such state solely in respect of the interpretation and enforcement of the provisions hereof and of the documents referred to herein, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that they are not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement or any of such documents may not be enforced in or by said courts or that the Station property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper.

          10.13 FURTHER ASSURANCES. Seller and Buyer agree to execute all such documents and take all such actions

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                             Page 40

after the Closing Date as any other party shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof and all transactions and things contemplated by this Agreement, including, without limitation, the execution and delivery of any and all confirmatory and other documents in addition to those to be delivered on the Closing Date and all actions which may reasonably be necessary or desirable to complete the transactions contemplated hereby.

          10.14 PUBLIC ANNOUNCEMENTS. No public announcement (including an announcement to employees) or press release concerning the transactions provided for herein and in the LMA shall be made by either party without the prior approval of the other party, except as required by law.



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                             Page 41



          IN WITNESS WHEREOF, the parties hereto have executed or have caused this Agreement to be executed by a duly authorized officer on the day and year first above written.


                     SELLER

                     EBE BROADCASTING, L.P.
                     By:  Guild Radio Corporation, Inc.,
                          General Partner


                     By:
                        Name:
                        Title:



                     BUYER

                     BREADBASKET BROADCASTING CORPORATION



                     By:
                        Name:
                        Title:


          IN WITNESS WHEREOF, Osborn Communications Corporation has caused this Agreement to be executed by a duly authorized officer on the day and year first above written for the sole purpose of being bound by the provisions of Section 1.7 hereof.


                     OSBORN COMMUNICATIONS CORPORATION


                     By:
                        Name:
                        Title:


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